AXA Equitable Life Insurance Company

EQUI-VEST®
Deferred Variable Annuity
403b TSA Application with GWBL

AXA EQUITABLE

Mailing Instructions:

Express Mail: (with money):
JPMorganChase
4 Chase Metrotech Center, 7th Floor
NY Remit One Image Lockbox # 13823
Brooklyn, NY 11245-0001

Regular Mail: (with money):
EQUI-VEST Unit Annuity
Lockbox P.O. Box 13823
Newark, NJ 07188-0463

Express Mail: (without money):
EQUI-VEST New Business
100 Madison St., Suite 1000
Syracuse, NY 13202

Regular Mail: (without money):
EQUI-VEST New Business
P.O. Box 4704
Syracuse, NY 13221-4704

Application No. ____________________

1. EQUI-VEST contract type *(Check one)*

A. ☐ TSA Public School   C. ☐ TSA University

B. ☐ TSA 501(c)(3)

2. Employer information

____
Client/Employer Name

(Select one) ☐ ____________________ or
Existing Plan/Unit Number Location

☐ New Unit *(Must complete Plan Enrollment Kit)*

3. Annuitant information *(Check all appropriate boxes)*

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 11.

☐ Mr. ☐ Mrs. ☐ Miss ☐ Ms. ☐ Other____________

☐ Male ☐ Female   ____________________
Social Security No. *(Required)*

First Name   Middle Initial   Last Name

☐ Home
☐ Work

Birth Date *(M/D/Y)*   Age at Nearest Birthday   Daytime Phone Number

U.S.A. Primary Residential Address – No P.O. Box Permitted

City   State   Zip Code

Valid Driver's License No./State Issued ID #   State   Exp. Date

U.S. Citizen ☐ Yes ☐ No (If No, complete below and attach copy)

Country   Passport #   U.S. Visa Type

4. Beneficiary(ies) information *(See Instructions)*

Primary

1. ____________________ ________%
Primary Beneficiary Name

Relationship to Annuitant   T.I.N.: ☐ S.S.N. or ☐ E.I.N.

2. ____________________ ________%
Primary Beneficiary Name

Relationship to Annuitant   T.I.N.: ☐ S.S.N. or ☐ E.I.N.

Contingent

1. ____________________
Contingent Beneficiary Name

Relationship to Annuitant   T.I.N.: ☐ S.S.N. or ☐ E.I.N.

2. ____________________
Contingent Beneficiary Name

Relationship to Annuitant   T.I.N.: ☐ S.S.N. or ☐ E.I.N.

5. Contribution amount

Complete #5A only if a payment is provided when the application is signed. If payment will be forwarded at a later date, you must complete #5B and, if applicable, #5C.

A. Amount provided with this application:

(i) Total amount for investment options listed in #8 & 9. $__________

(ii) Provide a breakdown of employee and employer contributions.

$__________ $__________
Employee   Employer

B. Expected first-year contribution: Indicate the amount expected to be contributed in the first year of this contract. *(Exclude direct transfer or rollover amounts)* $__________

C. Expected direct transfer or rollover amounts: $__________

6. Reminder/Contribution statements information

Months to be excluded, if any, from Plan Contribution Statement (months must be consecutive and from May to September only). ____________________

7. Contribution Allocation

Complete this section to indicate your contribution allocations to the non-GWBL investment options and/or the GWBL variable investment options. If you wish to allocate all of your contributions to the non-GWBL investment options, indicate 100% in 7A, 0% in 7B and complete Section 8 only. If you wish to allocate all of your contributions to the GWBL variable investment options, indicate 100% in 7B, 0% in 7A and complete Section 9 only. If you wish to allocate a percentage of your contributions to the non-GWBL investment options and the GWBL variable investment options, indicate the applicable percentage in #7A and #7B and complete Sections 8 and 9.

The total below must be in whole numbers and equal 100% of your contributions.

A. I wish to allocate the following to the non-GWBL investment option: ________%
(Complete section 8 to indicate your allocation)

B. I wish to allocate the following to the GWBL variable investment option: ________%
(Complete section 9 to indicate your allocation)

Total: ________%

By allocating amounts to the GWBL variable investment options your GWBL Income Base will be activated and you will begin to be assessed the GWBL charge which is a percentage of the GWBL Income Base on each contract date anniversary.

8. Selection of Non-GWBL investment options and allocation percentages

Check either Box A or Box B, but not both.

A. ☐ Maximum Transfer Flexibility. By checking this box, you may only invest in the investment options listed in this section which are not boxed off. Transfers out of the Guaranteed Interest Option will not be limited.

B. ☐ Maximum Fund Choice. By checking this box, you may invest in any of the investment options listed in this section. Transfers out of the Guaranteed Interest Option will be limited (see prospectus for details).

Current Allocation (Applies to Boxes A and B): Select the allocation for the contributions indicated in 7A or any amounts that you may invest in these investment options in the future. You can change this allocation for future contributions at any time. The percentages entered below must be in whole numbers and total 100%.

Guaranteed-Fixed
________% Guaranteed Interest Option (A1*)

Asset Allocation

AXA Allocation
________% AXA Aggressive Allocation (18*)
________% AXA Moderate Allocation (T4*)
________% AXA Moderate-Plus Allocation (17*)

Target Allocation
________% Target 2015 Allocation (6G*)
________% Target 2025 Allocation (6H*)
________% Target 2035 Allocation (6I*)
________% Target 2045 Allocation (6J*)

Other Asset Allocation
________% EQ/Franklin Templeton Founding Strategy (6P*)

Large Cap Stocks
________% EQ/AllianceBernstein Common Stock (T1*)
________% EQ/Boston Advisors Equity Income (33*)
________% EQ/Calvert Socially Responsible (92*)
________% EQ/Davis New York Venture (6Q*)
________% EQ/Equity 500 Index (TE*)
________% EQ/Large Cap Core PLUS (85*)
________% EQ/Large Cap Growth PLUS (77*)
________% EQ/Marsico Focus (94*)
________% EQ/Mutual Shares (6F*)
________% EQ/T. Rowe Price Growth Stock (32*)
________% Multimanager Large Cap Value (58*)

Mid Cap Stocks
________% EQ/Mid Cap Value PLUS (79*)
________% EQ/Van Kampen Mid Cap Growth (08*)

Small Cap Stocks
________% EQ/GAMCO Small Company Value (37*)
________% EQ/Small Company Index (97*)

International Stocks/Global
________% EQ/International Core PLUS (88*)
________% EQ/Templeton Growth (6D*)
________% EQ/Van Kampen Emerging Markets Equity (78*)

AXA Allocation (Not available under Max Flex option)
________% AXA Conservative Allocation (15*)
________% AXA Conservative-Plus Allocation (16*)

Investment Grade Bonds (Not available under Max Flex option)
________% EQ/AllianceBernstein Quality Bond (TC*)
________% EQ/Evergreen International Bond (47*)
________% EQ/Long Term Bond (27*)
________% EQ/PIMCO Real Return (28*)
________% Multimanager Core Bond (69*)

High Yield Bonds (Not available under Max Flex option)
________% Multimanager High Yield (TH*)

Cash Equivalents (Not available under Max Flex option)
________% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)
________% EQ/Franklin Income (6C*)

Sector/Specialty
________% Multimanager Health Care (68*)
________% Multimanager Technology (67*)

________% Total (Must be 100%)

* The number in parentheses is shown for data input only.

9. Selection of GWBL variable investment options and allocation percentages

The Guaranteed Withdrawal Benefit for Life (GWBL) guarantees that you can take withdrawals up to a maximum amount per contract year at a future date. By allocating contributions to the GWBL variable investment options, you activate the Income Base that will be used to calculate the withdrawals. The GWBL fee will begin to be deducted on each contract date anniversary starting with the contract date anniversary immediately following the first allocation to the GWBL variable investment options. Once amounts are allocated to the GWBL variable investment options, amounts in these options may only be transferred among the GWBL variable investment options and not to any of the non-GWBL investment options. In order for GWBL withdrawals to begin, you must be age 59½ or you must be at least age 55 and a distributable event as follows must have occurred: (i) you sever employment with the employer who provided the funds or (ii) you are or become disabled.

Complete below to allocate your contributions indicated in Section #7B to the GWBL variable investment option. The total below must be in whole numbers and equal 100%.

GWBL variable investment options
________% AXA Aggressive Allocation
________% AXA Conservative Allocation
________% AXA Conservative-Plus Allocation
________% AXA Moderate Allocation
________% AXA Moderate-Plus Allocation
________% EQ/Franklin Templeton Founding Strategy

________% Total (Must be 100%)

10. Special Dollar Cost Averaging (Special DCA)

Only available for direct transfer and rollover contributions. Choose one time period. 100% of the contribution indicated in Section #5C will be allocated to Special DCA unless you specify a dollar amount for the time period selected.

- ☐ 3-months: ☐ 100% Allocation or ☐ $________
- ☐ 6-months: ☐ 100% Allocation or ☐ $________
- ☐ 12-months: ☐ 100% Allocation or ☐ $________

Use the Special DCA allocation column below for amounts to be transferred under the Special DCA program.

If only allocating a portion of the direct transfer or rollover to Special DCA, you must complete the contribution allocations listed in Section 8 and/or, if applicable, Section 9.

Note: Your choice of Maximum Transfer Flexibility or Maximum Fund Choice as indicated in Section 8 will also apply to the investment options listed in this section.

Special DCA Allocation

Asset Allocation

AXA Allocation

________% AXA Aggressive Allocation (18*)
________% AXA Moderate Allocation (T4*)
________% AXA Moderate-Plus Allocation (17*)

Target Allocation

________% Target 2015 Allocation (6G*)
________% Target 2025 Allocation (6H*)
________% Target 2035 Allocation (6I*)
________% Target 2045 Allocation (6J*)

Other Asset Allocation

________% EQ/Franklin Templeton Founding Strategy (6P*)

Large Cap Stocks

________% EQ/AllianceBernstein Common Stock (T1*)
________% EQ/Boston Advisors Equity Income (33*)
________% EQ/Calvert Socially Responsible (92*)
________% EQ/Davis New York Venture (6Q*)
________% EQ/Equity 500 Index (TE*)
________% EQ/Large Cap Core PLUS (85*)
________% EQ/Large Cap Growth PLUS (77*)
________% EQ/Marsico Focus (94*)
________% EQ/Mutual Shares (6F*)
________% EQ/T. Rowe Price Growth Stock (32*)
________% Multimanager Large Cap Value (58*)

Mid Cap Stocks

________% EQ/Mid Cap Value PLUS (79*)
________% EQ/Van Kampen Mid Cap Growth (08*)

Small Cap Stocks

________% EQ/GAMCO Small Company Value (37*)
________% EQ/Small Company Index (97*)

International Stocks/Global

________% EQ/International Core PLUS (88*)
________% EQ/Templeton Growth (6D*)
________% EQ/Van Kampen Emerging Markets Equity (78*)

AXA Allocation (Not available under Max Flex option)

________% AXA Conservative Allocation (15*)
________% AXA Conservative-Plus Allocation (16*)

Investment Grade Bonds (Not available under Max Flex option)

________% EQ/AllianceBernstein Quality Bond (TQ*)
________% EQ/Evergreen International Bond (47*)
________% EQ/Long Term Bond (27*)
________% EQ/PIMCO Real Return (28*)
________% Multimanager Core Bond (69*)

High Yield Bonds (Not available under Max Flex option)

________% Multimanager High Yield (TH*)

Cash Equivalents (Not available under Max Flex option)

________% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

________% EQ/Franklin Income (6C*)

Sector/Specialty

________% Multimanager Health Care (68*)
________% Multimanager Technology (67*)

GWBL variable investment options

________% AXA Aggressive Allocation
________% AXA Conservative Allocation
________% AXA Conservative-Plus Allocation
________% AXA Moderate Allocation
________% AXA Moderate-Plus Allocation
________% EQ/Franklin Templeton Founding Strategy

________% **Total (Must be 100%)**

* The number in parentheses is shown for data input only.

11. Special instructions

(For beneficiary and any further detailed information)

Attach a separate sheet if additional space is needed.

For Annuitants whose Mailing Address differs from their Primary Residential Address in Section 3.

Annuitant's Mailing Address:

Mailing Address — P.O. Box Accepted

City State Zip Code

12. Other Required Information *(Mandatory)*

All questions must be answered.

Prospectus Information:

Did you receive an EQUI-VEST prospectus? ☐ Yes ☐ No

Date as printed on prospectus/CD_______________________

Date as printed on any prospectus supplement(s)/CD__________

CONSENT FOR DELIVERY OF INITIAL PROSPECTUS ON CD-ROM

☐ Yes. By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD," and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

12. Other Required Information (continued)

Replacement Information:

1. Do you have any other existing life insurance or annuities?
   ☐ Yes ☐ No

2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the certificate/contract applied for will be issued? ☐ Yes ☐ No

   If Yes, complete the following:

   Year Issued Type of Plan Company Contract Number

   Company Address

Residence State:

The Certificate/Contract state is your primary residence state (Annuitant's primary residential address from Section 3) unless you sign the application in a different state. If you are signing this application in a state other than your state of primary residence, check one box below:

☐ I have a second residence in the state of sale.

☐ I work or conduct business in the state of sale.

If none of the above apply, the application must be signed in your state of Primary Residence unless we approve another state.

Foreign Political Persons:

Is the Annuitant either: (A) A senior military, governmental, or political official in a non-U.S. country, or (B) Closely associated with or an immediate family member of such official?

Annuitant ☐ Yes ☐ No

If Yes, please identify the name of the official, office held and country:

Active Duty Member:

Are you currently an Active Duty* Member of the Armed Forces?

☐ Yes ☐ No (If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* "Active Duty" means full-time duty in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty training under military calls or orders specifying periods of less than 31 calendar days.

Comments: ______________________________

13. Acknowledgement

BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT:

• My account value attributable to allocations to the variable investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount. • Amounts withdrawn from the contract may be subject to a withdrawal charge. • No registered representative has the authority to make or modify any contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. • If my Employer maintains a Plan that is intended to meet the requirements of Section 403(b) of the Internal Revenue Code (the "Code"), my Employer may authorize and instruct AXA Equitable to share my personal information with unaffiliated third parties to facilitate the exchange of information to meet the requirements of the Code. • If my Employer maintains a Section 403(b) plan, my Employer may instruct and require AXA Equitable to deduct a plan operating expense from my account value to pay for administrative and recordkeeping services under the Plan; such amount will be remitted to a party not affiliated with AXA Equitable. • By signing this application form I acknowledge that I am buying the contract for its features and benefits other than tax deferral, as the tax deferral feature of the contract does not provide additional benefits. • All information and statements furnished in this application form are true and complete to the best of my knowledge and belief.

(New York residents sign below, all other residents sign at bottom.)

Proposed Annuitant's Signature | Date | City | State

In Colorado, D.C., Kentucky, Maine, and Tennessee:	It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding or attempting to defraud, the company. Penalties may include imprisonment, fines, denial of insurance benefits, and civil damages.
In New Jersey:	Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
In Arkansas and New Mexico	Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
In Ohio:	Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
In Oklahoma:	Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony.
All Other States Except New York:	Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or Federal law.

(All residents, except NY, sign here.)

Proposed Annuitant's Signature | Date | City | State

AXA EQUITABLE

EQUI-VEST® REPRESENTATIVE REPORT

Please print in black ink.

A. I certify that a Prospectus for the Contract has been given to the Proposed Annuitant, and that no written sales materials other than those approved by AXA Equitable have been used. (The Representative who secures this application must sign in the space provided below.) ☐ Yes

B. Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction, assuming the certificate/contract applied for will be issued on the life of the annuitant?
☐ Yes ☐ No (If Yes, attach copy of the Replacement Acknowledgement Form.)

C. Did you (i) verify the identity by reviewing the driver's license/passport of the Proposed Annuitant and (ii) inquire about the source of the customer's assets and income?
☐ Yes (If you are unable to answer Yes to both these questions, contact your Branch Controls Manager.)

D. Compensation will be paid as indicated in the Annual Schedule of Commission and Service Fees Field Bulletin.

Name and Signature of the Financial Representative who answered the above questions and verified the above documents.

Print Name ______ Signature ______ Date ______

EQUI-VEST issues must reflect the commission percentages of all applicable Representatives.

Print Representative(s) Name(s) (Service Representative First)	Last Name Initial	Representative Number	Representative %	Agency Code	District Mgr. Code	Representative Insurance License#*

**Where required by state regulations*

FOR EQUI-VEST PROCESSING OFFICE USE
Representative(s) shown above is (are) equity qualified and licensed in the state in which the request is signed.

Application No. ______ EAO Rec'd. ______

PROCESSING: Contract Number ______ Batch Number ______ Inquiry Number ______ Processor ______

AXA EQUITABLE LIFE INSURANCE COMPANY
New York, New York 10104

EQUI-VEST®

Application

Additional Instructions

Please refer to the prospectus for the most thorough explanation of this product and its features.

Section 2. Employer Information

Please note the additional forms required to fill out this section for New Employer Units.

Type of Contract	Additional Form(s) Needed	Special Instructions
TSA	126525	For new employer plans, a Plan Enrollment Kit must be completed.
	125861	This form is required for TSA Direct Transfer/Contract Exchanges or Direct Rollovers.

Section 3. Annuitant Information

The maximum issue age is 79. If the proposed Annuitant is not a U.S. Citizen, you are required to include a copy of the Visa and I-94 form or a copy of the green card with this application.

Section 4. Beneficiary(ies) Information

The beneficiary is the individual who will receive the death benefit upon the death of the Annuitant. Your client must name a primary beneficiary(ies) and may also name a contingent beneficiary. If more than one – indicate %. If the Annuitant knows the Taxpayer Identification Number of the beneficiary, include it. The check box for Social Security Number (for an individual) or E.I.N (for an entity such as a trust) should also be checked. Include full name(s) and Relationship(s) to Annuitant. Use Special Instructions (#11) if you need more space.

Section 9. GWBL variable investment options

If you choose to allocate contributions to the GWBL variable investment options, your GWBL Income Base will be activated. Once amounts are allocated to the GWBL variable investment options, amounts in these options may not be transferred to any of the non-GWBL investment options. The GWBL fee will begin to be deducted on each contract date anniversary starting with the contract date anniversary immediately following the first allocation to the GWBL variable investment options.

Section 10. Special Dollar Cost Averaging (Special DCA)

The Special DCA program is only available for Direct Transfers or Direct Rollover contributions. A minimum contribution amount of $2,000 is needed in order to elect the Special DCA program. Only one time period may be in effect at any time, and once a time period is selected, it cannot be changed. Transfers from Special DCA to the Guaranteed Interest Option or another Special DCA time period are not allowed.